SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

INTAC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32621	98-0336945
(State or Other jurisdiction of	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza
788 Cheung Sha Wan Road
Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

011 (852) 2385-8789
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            Other Events.

On August 10, 2006, INTAC International, Inc. (the “Company”) issued a press release announcing financial results for the third quarter ended June 30, 2006 and the execution of a letter of intent to sell the Company’s wireless handset distribution business to Wei Zhou, the Company’s Chairman and Chief Executive Officer.  Mr. Zhou will purchase the wireless handset distribution business for 3 million shares of the Company’s common stock held by Mr. Zhou.  The consummation of this transaction is subject to the approval of the Board of Directors and stockholders of the Company other than Wei Zhou and his affiliates, and is expected to be consummated concurrent with the closing of the Company’s merger transaction with HowStuffWorks and HSW International, Inc.  The Company and Mr. Zhou will enter into a definitive agreement with respect to the transaction as soon as practicable.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The foregoing description of the press release is qualified in its entirety by reference to the full text of the press release.

ITEM 9.01.            Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAC INTERNATIONAL, INC.

DATE: August 14, 2006	By:	/s/ J. David Damell
	Name:	J. David Damell
	Title:	Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 10, 2006.